UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2012

Saba Software, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34372	94-3267638
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Bridge Parkway, Redwood Shores, California		94065-1166
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (650) 581-2500

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Saba Software, Inc. (the “Company”) entered into a letter agreement with Wells Fargo Bank, National Association (“Wells Fargo”) and certain wholly-owned subsidiaries of the Company dated as of September 28, 2012 pursuant to which Wells Fargo extended to October 31, 2012 the time for the Company to deliver to Wells Fargo under the terms of the Credit Agreement between parties dated as of June 27, 2011 (the “Credit Agreement”), the following: (i) the Company’s Form 10-Q for its fiscal quarter ended February 29, 2012 (“Third Quarter Form 10-Q”) and related financial statements, (ii) the Company’s Form 10-K for its fiscal year ended May 31, 2012 (“Form 10-K”) and related financial statements, and (iii) the Company’s Form 10-Q for its fiscal quarter ended August 31, 2012, which report is due October 10, 2012 (the “First Quarter Form 10-Q”), and related financial statements. Wells Fargo has also waived, subject to the terms of the letter agreement, certain events of default under the Credit Agreement relating to the delayed filings of the Company’s Third Quarter Form 10-Q and Form 10-K and the pending restatement of the Company’s prior financial results. The Company has previously reported its delay in filing its Third Quarter Form 10-Q and Form 10-K and the pending restatement.

A copy of the letter agreement with Wells Fargo is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed on June 29, 2012, the Company announced that the staff of the Listing Qualifications Department (the “Staff”) of The NASDAQ Stock Market LLC (“NASDAQ”) had granted the Company’s request for continued listing on NASDAQ through a 180 day extension period that expires on October 8, 2012 (the “extension date”), so as to allow the Company time to regain compliance with NASDAQ Listing Rule 53520(c)(1) (the “filing requirement”) with respect to its failure to file on a timely basis its Form 10-Q and Form 10-K with the Securities and Exchange Commission (the “SEC”).

The Company does not expect that it will file its Third Quarter Form 10-Q or its Form 10-K prior to October 8, 2012. The Company has notified the Staff at NASDAQ of this delay in meeting the filing requirements, and thus the Company expects to receive a letter (the “NASDAQ Determination Letter”) stating that the Company’s common stock is subject to delisting from NASDAQ for failure to comply with Listing Rule 5250(c)(1). The Company plans to issue a press release and file a Current Report on Form 8-K disclosing receipt of such letter. The Company also will not file on a timely basis its First Quarter Form 10-Q, which report is due October 10, 2012, resulting in noncompliance with NASDAQ Listing Rule 5250(c)(1).

The Company intends to request a hearing to appeal any delisting decision contained in the NASDAQ Determination Letter and to request a stay of any delisting of its common stock until the hearing takes places and a decision has been issued. If the Company’s appeal is successful, the Company could be granted a period of up to 360 days from the original due date of the Third Quarter Form 10-Q, or until April 4, 2013, to regain compliance with the listing requirements. The Company has made substantial progress on completing its previously announced financial restatement and preparing the Third Quarter Form 10-Q and Form 10-K and intends to complete the restatement and those filings as promptly as practicable.

Item 7.01. Regulation FD Disclosure.

The Company issued a press release on October 4, 2012 disclosing among other items the status of the Company’s progress with respect to the restatement. A copy of such press release is attached as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Letter Agreement, between the Company, Hal Acquisition Sub, Inc., HumanConcepts, LLC, and Wells Fargo Bank, National Association dated as of September 28, 2012.

99.1	Press Release dated October 4, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Saba Software, Inc. (Registrant)

Date: October 4, 2012	/s/ Peter E. Williams III
(Signature)

Peter E. Williams III
General Counsel, Executive Vice President, Corporate Development and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement, between the Company, Hal Acquisition Sub, Inc., HumanConcepts, LLC, and Wells Fargo Bank, National Association dated as of September 28, 2012.

99.1	Press Release dated October 4, 2012.